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Exhibit 16

                                 LAW OFFICES OF
                                 DAVID E. PRICE
                                13520 ORIENTAL ST
                               ROCKVILLE, MD 20853
                                    ---------
                               TEL (301) 460-5818
                                WWW.PRICELAW.COM




                               November 24th 2008


Ham, Langston & Brezina LLP
11550 Fuqua St., Suite 475
Houston, TX 77034

         Re: SKREEM Entertainment

Gentlemen,

         As you may know, Winwheel Bullion Inc. has engaged new accountants and auditors since our acquisition of the old Skreem Entertainment (now Winwheel Bullion Inc.) As such, we have made pubic representations that there were no disputes or disagreements with your firm on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to your satisfaction, would have caused you to make reference to the subject matter of the disagreements in your reports. As such, we are hereby requesting that your firm furnish us with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the statements made in this letter.

         Should you have any questions at all, please do contact me at any time.


                                Sincerely yours,

                               /s/ David E. Price
                               ------------------
                                 David E. Price,
                        Counsel to Winwheel Bullion, Inc.


cc:   Sungjin Kim, CEO Winwheel Bullion, Inc.
      US Securities & Exchange Commission.